CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of The Advisors’ Inner Circle Fund of our report dated December 28, 2020, relating to the financial statements and financial highlights, which appears in Loomis Sayles Full Discretion Institutional Securitized Fund’s Annual Report on Form N-CSR for the year ended October 31, 2020. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

February 26, 2021

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of The Advisors’ Inner Circle Fund of our report dated December 28, 2020, relating to the financial statements and financial highlights, which appears in McKee International Equity Portfolio’s Annual Report on Form N-CSR for the year ended October 31, 2020. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

February 26, 2021